UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TENON MEDICAL, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING PREVIOUSLY ADJOURNED

To Be Held on September 18, 2025

Dear Stockholder:

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of Tenon Medical, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) that was adjourned on July 23, 2025, and on August 20, 2025 will be held virtually via live webcast on Thursday, September 18, 2025, at 10:30 a.m., Pacific Time. As with the adjourned meetings, the Annual Meeting is held for the following purposes:

(1)	to elect Steven Foster, Richard Ginn, Ivan Howard, Richard Ferrari, Kristine Jacques, Robert Weigle and Stephen Hochschuler, M.D. as directors to serve until the 2026 Annual Meeting of the Stockholders of the Company;

(2)	to approve the exercisability of the warrants issued pursuant to the warrant exercise inducement transaction entered into on March 11, 2025, including (i) the Series C-1 Warrants to purchase up to 2,445,700 shares of common stock and (ii) the Series C-2 Warrants to purchase up to 1,222,850 shares of common stock, in each case at an exercise price of $1.25 per share (collectively, the “New Warrants”), which will become exercisable for five years and three years, respectively, from the date on which stockholder approval is obtained (the “Warrant Approval Proposal”);

(3)	to approve amendments to the Tenon Medical, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) to (i) increase the number of shares of the Company’s common stock reserved for issuance under the 2022 Plan from 189,870 shares to 1,328,365 shares and (ii) amend the 2022 Plan’s evergreen provision to increase the annual automatic increase of shares of common stock reserved under the 2022 Plan occurring on January 1 of each fiscal year, beginning with the fiscal year ending December 31, 2026, to either, as determined in the sole discretion of the 2022 Plan administrator (x) the greater of (A) 4% of the total number of shares of common stock outstanding on the last day of the prior fiscal year or (B) a number of shares that, when added to the number of shares reserved under the 2022 Plan on the last day of the prior fiscal year, will cause the number of shares reserved under the 2022 Plan to equal 15% of the total shares of common stock outstanding on the last day of the prior fiscal year, or (y) a lesser number than obtained from the application of clause (x) above, as determined by the 2022 Plan administrator (the “2022 Plan Amendment Proposal”);

(4)	to ratify the appointment of Haskell and White, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 (the “Auditor Appointment Proposal”); and

(5)	to approve adjourning the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of the proposals listed above at the time of the Annual Meeting (the “Adjournment Proposal”).

Only shareholders of record at the close of business on August 22, 2025, are entitled to notice and to vote at the Meeting and any adjournment or postponement thereof.

If you are a stockholder of record and you desire to attend the Annual Meeting, you must:

●	First register at www.virtualshareholdermeeting.com/TNON2025 by 11:59 p.m., Eastern time, on September 17, 2025. You will need to enter your name, phone number, email address and Virtual Control Number (included on your proxy card that was included with the proxy materials) as part of the registration, following which, you will receive an email confirming your registration, as well as the password you will need to enter the Annual Meeting.

If you do not have your Virtual Control Number, you may still attend the Annual Meeting as a guest (non-stockholder) but you will not have the option to participate in or vote your shares electronically at the Annual Meeting.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation (you will need the Virtual Control Number included on your proxy card that was included with the proxy materials.

●	If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TNON2025 during the Annual Meeting while the polls are open (you will need the Virtual Control Number included on your proxy card that was included with the proxy materials).

If your shares are held in a “street name,” you must:

●	Obtain a legal proxy from your broker, bank or other nominee.

●	Register at www.virtualshareholdermeeting.com/TNON2025 by 11:59 p.m., Eastern time, on September 17, 2025.

You must enter your name, phone number and email address and provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com) as part of the registration, following which, you will receive an email confirming your registration, your Virtual Control Number, as well as the password to attend the Annual Meeting.

Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting as a guest (non- stockholder) but you will not have the option to participate in or vote your shares electronically at the Annual Meeting.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation (you will need the Virtual Control Number included on your proxy card that was included with the proxy materials.

●	If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TNON2025 during the Annual Meeting while the polls are open (you will need the Virtual Control Number included on your proxy card that was included with the proxy materials).

If you encounter technical difficulties:

We will have technicians ready to assist you with any technical difficulties you may have in accessing the Annual Meeting live webcast. Please be sure to check in by 10:15 a.m., Eastern time, on September 18, 2025, the day of the Annual Meeting, so that we may address any technical difficulties before the Annual Meeting live webcast begins. If you encounter any difficulties accessing the Annual Meeting live webcast during the check-in or meeting time, please call the telephone number provided on the login page at www.virtualshareholdermeeting.com/TNON2025.

The Company urges you to vote before September 16, 2025 to ensure that your vote is timely received and counted.

By Order of the Board of Directors

Richard Ferrari

Executive Chairman of the Board

August 25, 2025

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